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                                                                  Exhibit 4.4.1

                                  AMENDMENT TO
                                RIGHTS AGREEMENT

         This Amendment to Rights Agreement (this "Amendment"), is made as of this 18th day of December, 2000, among RPM, Inc., an Ohio corporation ("RPM"), Computershare Investor Services ("CIS") and National City Bank, a national banking association ("NCB").

                                   WITNESSETH:
                                   ----------

         WHEREAS, RPM and Harris Trust and Savings Bank ("Harris Trust") entered into that certain Rights Agreement, dated as of April 28, 1999, (the "Rights Agreement"), pursuant to which Harris Trust was to serve as Rights Agent; and

         WHEREAS, CIS, as the successor to Harris Trust's corporate trust business, serves as the Rights Agent under the Rights Agreement; and

         WHEREAS, as of December 18, 2000, RPM has appointed NCB to serve as Rights Agent under the Rights Agreement in place of CIS;

         NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, RPM, CIS and NCB do hereby agree as follows:

1.       DEFINED TERMS.

         Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Rights Agreement.

2.       AMENDMENTS TO THE RIGHTS AGREEMENT.

         (a) The Rights Agreement shall be amended, effective as of the date hereof, by changing all references to Harris Trust contained therein to NCB.

         (b) Section 25 of the Rights Agreement shall be amended by changing the address to which any notice to the Rights Agent should be directed to the following:

                          National City Bank
                          Corporate Trust Administration
                          P.O. Box 94915
                          Cleveland, Ohio  44101-4915
                          Attention:  David B. Davis

3.       CIS WAIVER OF NOTICE PERIOD

         By executing this Amendment, CIS hereby waives the requirement that RPM provide it with 30 days' written notice upon removal as Rights Agent pursuant to
Section 21 of the Rights Agreement.



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4.       NO OTHER AMENDMENTS.

         The other terms and provisions of the Rights Agreement shall remain in full force and effect without change.

5.       COUNTERPARTS.

         This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute but one and the same agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Rights Agreement to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

                                       RPM, INC.



                                       /s/ P. Kelly Tompkins
                                       -----------------------------------------
                                       Name:  P. Kelly Tompkins
                                       Title: Vice President, General Counsel
                                              and Secretary


                                       COMPUTERSHARE INVESTOR SERVICES



                                       /s/ Michael J. Lang
                                       -----------------------------------------
                                       Name:  Michael J. Lang
                                       Title: Vice President


                                       NATIONAL CITY BANK



                                       /s/ David B. Davis
                                       -----------------------------------------
                                       Name: David B. Davis
                                       Title: Vice President